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                                                                       METRO ONE
                                                                     35,575 s.f.

                                   COMMERCIAL LEASE


     THIS LEASE, dated as of the 2 day of Sept, 1998 between Murray
Scholls, LLC, an Oregon limited liability company, as "Landlord" and Metro One Telecommunications, Inc., an Oregon corporation, as "Tenant".

Section 1. - PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 35,575 rentable square feet of space (consisting of approximately 32,655 rentable square feet of office space together with approximately 2,920 rentable square feet of underground storage space) in the Building shown crosshatched on the site plan attached as EXHIBIT A-1 (the "PREMISES") in the Project constructed or to be constructed by Landlord on the real property described in attached EXHIBIT A-2 (the "PROJECT"). Tenant's lease of the Premises shall initially include the exclusive right to use the parking in the area identified as "Initial Parking" on the site plan attached as EXHIBIT A-1 during the hours 8 a.m. to 5 p.m. Such right shall terminate upon written notice from Landlord that Landlord has substantially completed the improvements to the area identified as "Replacement Parking" on the site plan attached as Exhibit A-1 and such Replacement Parking is available for use by Tenant, its employees, agents and invitees. Following such notice, Tenant's lease of the Premises shall include the exclusive right to use the Replacement Parking during the hours 8 a.m. to 5 p.m. Tenant shall have the non-exclusive right to parking in the Project for four (4) automobiles for every 1,000 square feet of net rentable area in the Premises during the hours 5:01 p.m. to 7:59 a.m. Landlord shall provide parking in the Project to satisfy the following ratios: (i) 4 automobiles per 1,000 square feet of net rentable area of retail space, (ii) 7 automobiles per 1,000 square feet of net rentable area of stand alone restaurant space, and (iii) 3.5 automobiles per 1,000 square feet of net rentable area of office space. Tenant's lease of the Premises shall include the appurtenant right to use in common with others all common areas (except parking) within the Project as Landlord may from time to time designate. Landlord reserves the right to alter or relocate any common area provided, however, that Landlord shall not make any changes which have a material adverse impact on Tenant in the area denoted as the "No Change" area on attached EXHIBIT A-1. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project other than the Premises as Landlord may deem necessary or desirable, without compensation or notice to Tenant. The Lease is subject to all easements, restrictions, agreements of record, mortgages and deeds of trust in effect on the date of this Lease, and zoning and building laws.

Section 2. -TERM. The lease term shall commence March 1, 1999 and continue for one hundred twenty (120) full calendar months and expire on February 28, 2009, unless sooner terminated. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon the scheduled commencement date set forth above with the work to be performed by Landlord pursuant to Section 15 and Exhibit B (except regarding landscaping and resurfacing of replacement parking areas) substantially complete, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, Landlord shall deliver possession of the Premises as soon as practicable, the commencement date, the expiration date, and the date for payment of rent shall be determined in accordance with paragraph 9 of EXHIBIT B, and all other terms and conditions of this Lease remaining in full force and effect. Landlord shall give Tenant thirty (30) days prior written notice of the delivery date and upon the giving of such notice Tenant shall be entitled to enter the Premises for the purpose of installing Tenant's equipment and voice and data cabling; provided Tenant has obtained all necessary permits and provided further that Tenant shall not interfere with the performance of Landlord's Work. Such entry shall be subject to all terms and conditions of this Lease except the obligation to pay rent. Landlord anticipates acquiring the real property of which


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the Premises is a part on or before December 1, 1998. If Landlord, fails to acquire such real property by December 1, 1998, then Landlord shall pay to Tenant $500 per day from December 1, 1998 until the earlier of the day that Landlord acquires such real property or Tenant terminates this Lease pursuant to the following sentence (but in no event after January 10, 1998). If Landlord fails to acquire such real property by January 1, 1999, then Tenant shall be permitted to terminate this Lease by written notice to Landlord given on or before January 10, 1998 (but in no event after Landlord has acquired such property).

     If Landlord, for any reason except Force Majeure as defined in Section
16.16 cannot deliver possession of the Premises to Tenant by May 1, 1999 with Landlord's Work as provided for in Section 15 and EXHIBIT B (except regarding landscaping and resurfacing of replacement parking areas) substantially complete, then Landlord shall pay to Tenant $500 per day from May 1, 1999 until the earlier of the day that Landlord does deliver possession of the Premises to Tenant with Landlord's Work substantially complete or Tenant terminates this Lease pursuant to the following sentence (but in no event after June 10, 1999) If Landlord for any reason except Force Majeure as defined in
Section 16.16 cannot deliver possession of the Premises to Tenant by May 31, 1999 with Landlord's Work substantially complete, then Tenant shall be permitted to terminate this Lease by written notice to Landlord given on or before June 10, 1999 (but in no event after Landlord has delivered possession). In the event Tenant gives timely notice to terminate this Lease pursuant to the previous sentence, Landlord shall instruct the escrow holder to release to Tenant any funds deposited for excess Tenant improvements or change orders, as provided for in paragraphs 7 and 8 of Exhibit B and Landlord shall return the first month's minimum rent and neither party will have any further obligation hereunder.

     Payment of any penalty under this Section shall be paid monthly and shall be due on the last day of the month. Interest shall accrue on the past due payments at the rate provided for in this Lease for unpaid rent.

     Concurrently with delivery of possession of the Premises to Tenant with Landlord's Work substantially complete, Landlord shall deliver to Tenant a letter which shall specify the date of delivery of possession as the term commencement date.

Section 3.- RENT.

     3.1 MINIMUM RENT. Tenant shall pay to Landlord, during the term of this Lease as minimum rent for the office space the following sums per month:

          (1) During the first through the sixtieth months the sum of Forty Thousand Eight Hundred Eighteen and 75/100 Dollars ($40,818.75) per month; and

          (2) During the sixty-first through one hundred twentieth months the sum of Forty-eight Thousand Nine Hundred Eighty-two and 50/100 Dollars ($48,982.50) per month.

     In addition, Tenant shall pay to Landlord during the term of this Lease a minimum rent for the underground storage space the sum of Two Thousand One Hundred Ninety and No/100 Dollars ($2,190.00) per month. Rent will be paid in advance on the first day of each month at such place as Landlord may designate. Minimum rent is uniformly apportionable day to day. Minimum rent for the partial month (if any) in which the lease term commences shall be prorated and paid at commencement of the lease term. Upon execution hereof, Tenant shall pay Forty-Three Thousand Eight and 75/100 Dollars ($43,008.75) to be applied to the first month's minimum rent and additional rent when due.

     3.2  ADDITIONAL RENT.

          (1) OPERATING EXPENSES. In addition to the minimum rent, Tenant shall pay as additional rent its share of all operating expenses for the Project. As used herein "operating expenses" shall mean all costs of ownership, operation, maintenance and repair of the Project as determined by standard real estate accounting practice, including, but not limited to: wages, salaries and benefits of employees engaged in the operation, maintenance and repair of the Project; cost of consumable supplies, materials, tools and equipment used in the operation, management and maintenance of the Project; the cost of all insurance relating to the Project, including but not limited to the cost of casualty, rental abatement and liability insurance (and all deductibles); all accounting, legal and professional fees incurred in connection with the operation of the Project; costs of repairs, replacements and general maintenance; cost or rental value of the Project office; and a management fee of two and one-half percent (2 1/2%) of the minimum rent.


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     Operating Expenses shall not include (i) the initial cost of any construction of the Project or any part thereof; (ii) costs for any capital expenditure in excess of $10,000; provided, however that operating expenses shall include the annual amortization charge for such capital expenditure assuming amortization over the useful life of the capital asset in question together with interest thereon at the rate of 9% per annum; (iii) salary, employee benefit and payroll taxes for offsite executive or managerial personnel; (iv) brokerage fees and commissions incurred in connection with the sale or leasing of space in the Project; (v) such portion of any expenses for which Landlord is entitled to reimbursement by insurance proceeds, condemnation awards, other tenants (excluding reimbursements of operating expenses pursuant to lease provisions similar to this Section) or any other source; (vi) cost of performing additions, alterations, improvements or individual services for other tenants or vacant or vacated space; (vii) any payments required in connection with any debt or ground lease encumbering the Project; (viii) any amounts not actually expended, such as contingency funds, reserve funds or sinking funds;
(ix) costs and expenses of enforcing lease provisions against other tenants in the Project, including legal fees; (x) expenses resulting from a violation of Landlord of the terms of any lease of space in the Project or of any ground lease or mortgage to which this Lease is subordinate; (xi) the repair of any part of the Common Area to the extent covered by a construction warranty; (xii) costs attributable to maintenance, repair and replacement of any building;
(xiii) all costs associated with the removal and clean up of hazardous wastes and toxic substances; (xiv) cost of compliance with ADA access requirements in connection with the initial construction of the Common Area of the Project; (xv) all management fees other than the two and one-half percent (2 1/2%) fee set forth above; and (xvi) expenses incurred to keep the Project clean, and in good condition during Landlord's construction activities.

     The charges for any services provided by affiliates, related or designated parties of Landlord which are included in operating expenses shall be reasonable, customary and competitive with charges for similar services of independent contractors in the area where the Project is located.

     Tenant shall have the right, but not more than once per year on reasonable prior notice to Landlord, to inspect, examine and make copies of, Landlord's books, records and computations with respect to Operating Expenses, real estate taxes and insurance and Landlord shall retain such books, records and computations for at least three (3) years following the period to which they relate. In the event of any overpayment by Tenant, Landlord shall, within thirty
(30) days after demand, refund the amount of overpayment to Tenant with interest thereon, from the date of overpayment to the date refunded at the rate set forth in Section 13.3 of the Lease. Alternatively, in the event of any overpayment by Tenant, Tenant shall be entitled to offset such excess against payments becoming due as additional rent. If the audit discloses a discrepancy in excess of five percent (5%), Landlord shall be obligated to pay all costs associated with such audit.

          (2) TAXES AND ASSESSMENTS. In addition to the minimum rent, Tenant shall pay as additional rent its share of all real property taxes and assessments of any public authority against the Project and the cost of contesting any tax. Real property taxes and assessments shall include all real property taxes and assessments of any public authority assessed against the Project and any rent tax, gross receipts tax, tax on Landlord's interest under this Lease, or any tax in lieu of the foregoing, whether or not such tax is now in effect (excluding any tax based upon Landlord's net income). Real property taxes and assessments shall not include any interest or penalties imposed by the assessing authority except if arising as a result of Tenant's late payment of Tenant's share thereof. If general or special assessments may be paid in installments over a period of years, only the installments coming due during the tax year in question during the Lease term shall be included in taxes and assessments payable by Tenant for such year. If Landlord shall obtain a refund or abatement of any taxes or assessments to which Tenant contributes, Landlord shall refund to Tenant its share thereof less its share of Landlord's reasonable expenses of obtaining same. If any portion of the Project is occupied by a tax exempt tenant so that the Project has a partial tax exemption under ORS 307.112 or a similar statute, the real property taxes and assessments shall mean real property taxes and assessments computed as if such partial exemption did not exist.

          (3) TENANT'S SHARE. Tenant's share of operating expenses shall be a percentage thereof equal to the percentage which the net rentable area of the Premises (i.e., 35,575


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square feet) bears to the total net rentable area of the Project. During any period that the total net rentable area of the Project is less than 135,000 square feet, the total net rentable area of the Project for the purpose of determining Tenant's share of operating expenses shall be deemed to be 135,000 and during such period operating expenses which vary with occupancy will be adjusted to reflect the operating expenses which in the reasonable judgment of Landlord would have been incurred had occupancy been 135,000 square feet for the entire period. Notwithstanding the foregoing, Landlord shall be permitted to adjust Tenant's percentage share of any item of operating expense to allocate such operating expense among tenants in the Project in an equitable manner based upon the usage of and benefits afforded to such tenants, respectively. Tenant's share of taxes and assessments shall be a percentage thereof equal to the percentage which the net rentable area of the Premises bears to the total net rentable area of the Project. During any period that the total net rentable area of the Project is less than 165,000 square feet, the total net rentable area of the Project for the purpose of determining Tenant's share of taxes attributable to land (but not improvements) shall be deemed to be 165,000. Landlord shall modify Tenant's share if the net rentable area of the Project is increased or decreased.

          (4) PAYMENT. Upon commencement of the Lease and at the beginning of each calendar year during the term of the Lease, Landlord may estimate Tenant's share of operating expenses and taxes and assessment for the ensuing calendar year or portion thereof. Landlord may revise the estimate during the course of any year. Tenant will pay Tenant's estimated share of operating expenses and taxes and assessments on the first day of each calendar month during the term hereof. If Landlord bills on an estimated basis, Landlord shall within 120-days (or as soon thereafter as possible) after the end of any calendar year give Tenant written notice of Tenant's actual share of operating expenses and taxes and assessments. If Tenant's payments of its estimated share for such calendar year differ from Tenant's actual share, an appropriate adjustment shall be made within 30-days after the giving of such notice. Any objections by Tenant to the annual statement shall be made in writing within 30-days after receipt thereof. Otherwise, the annual statement shall be deemed conclusive and binding on the parties. If Landlord bills on an actual basis Tenant will pay Tenant's actual share of operating expenses and taxes and assessments on the first day of the first calendar month after such bill.

          (5) LAND DIVISION. Landlord reserves the right to divide the Project into multiple lots or parcels. In the event of such division, the term the "Project" shall thereafter be deemed to mean the lot or parcel of which the Premises are a part. Landlord also reserves the right at the time of any such division to subject the Project to reciprocal easements, covenants and restrictions to which this Lease shall automatically be subordinate. In such event, the operating expenses for the Project shall be deemed to include, without limitation, Landlord's share of such costs under the reciprocal easements, covenants and restrictions.

     3.3 INTEREST AND LATE CHARGES. All rent or other payments not paid within thirty (30) days after it is due shall bear interest from the due date until fully paid at the prime rate, as quoted in THE WALL STREET JOURNAL from time to time, plus five percent (5%) per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law. In addition, Tenant acknowledges that late payment of any rent or other payment required by this Lease from Tenant to Landlord will result in collection costs to Landlord, the extent of which additional costs is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Tenant fails to make any rent or other payment required by this Lease to be paid to Landlord within five (5) day after it is due, Landlord may elect to impose a late charge of three cents (3 CENTS) per dollar of the overdue payment, to reimburse Landlord for the costs of collecting the overdue payment. Tenant shall pay the late charge upon demand by Landlord. Tenant agrees that the late charge is a reasonable estimate of the costs to Landlord of collecting the overdue payment. Landlord may levy and collect a late charge in addition to all other remedies available for Tenant's default, and collection of a late charge shall not waive the breach caused by the late payment.

     3.4 NET LEASE PROVISION. All payments required to be paid by Tenant under this Lease, other than minimum rent, will constitute additional rent. Except as specifically set forth herein, this is intended to be a net lease, meaning that Tenant shall pay all expenses of every type relating to the Premises after commencement of the lease term, and all rent


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(including minimum and additional rent) shall be received by Landlord without set off, offset, abatement, or deduction of any kind.

SECTION 4.- BUSINESS PURPOSE.

     4.1 PERMITTED USE. Tenant shall use the Premises only for the purpose of general office and telecommunication business center with administrative offices, hardware and software testing, operators and auditorium and for no other purpose without the written consent of the Landlord. Tenant shall not place any antenna, satellite dish or other equipment ("EQUIPMENT") on the roof of the Premises except in accordance with the terms of attached EXHIBIT C. Tenant shall not use the Premises for retail purposes. If Tenant fails to occupy or use the Premises for the purposes permitted by this Lease for a total of ninety (90) consecutive days during the Lease term, Landlord shall have the right at its option, to terminate this Lease by written notice to Tenant and upon the giving of such notice neither party shall have any further obligation hereunder to the other except for matters occurring or obligations arising prior to the date of such termination.

     4.2 COMPLIANCE WITH LAWS. In connection with its use, Tenant shall comply at its expense with all applicable laws, regulations and requirements of any public authority, including those regarding maintenance, operation and use of the Premises and any appliances on the Premises (including signs as well as any master plans or restrictive covenants that Landlord may from time to time adopt).

     4.3 INSURANCE. Tenant shall not conduct or permit any activities on the Premises which will: increase the fire insurance rate upon the Project or cause a cancellation of the fire insurance policy; or create a nuisance or damage the reputation of the Project.

     4.4 SUPERVISION. Tenant shall keep the Premises clean and orderly. Tenant will supervise its employees and cause Tenant's agents, independent contractors and employees to conduct their activities in such a manner as to comply with the requirements of this Lease and the rules and regulations described herein. Tenant shall take reasonable steps to cause its suppliers to comply with the requirements of this Lease and the rules and regulations described herein. Except as relates to the requirements set forth in SECTION 9.2, Tenant shall not be responsible to Landlord for noncompliance of Tenant's customers and invitees with the requirement of this Lease and the rules and regulations described herein.

     4.5 COMMON AREAS. All common areas within the Project shall be used in strict compliance with Landlord's nondiscriminatory rules, regulations and requirements for such areas as modified from time to time.

     4.6 STORAGE, TRASH. Tenant shall not store anything outside except in areas approved by Landlord. Tenant will use only trash and garbage receptacles approved by Landlord. Tenant shall dispose of trash and other matter in a manner acceptable to Landlord, at Tenant's expense.

     4.7 GENERATORS. Tenant may, at its expense, furnish and install a permanent backup generator outside the Premises. The location of the generator shall be subject to Landlord's prior written consent which consent shall not be unreasonably withheld. Tenant shall comply with all laws regarding the installation, operation, maintenance and removal of the generator. Tenant shall maintain the generator at Tenant's expense. The generator shall remain the personal property of Tenant and Tenant shall remove the generator upon expiration of the Term.

Section 5.- UTILITIES.

     5.1 UTILITIES. Tenant shall pay for all charges for utilities and services supplied to the Premises, including (without limitation) the cost for permits for Tenant's improvements and service charges for electricity, gas, telephone, water, and sewer. Electricity, gas and water service to the Premises shall be separately metered. If consumption of any other utility is not separately metered to the Premises, Tenant shall pay Landlord for all utilities consumed on the Premises at a rate which as nearly as possible represents the cost to Landlord of providing such utilities to Tenant. Payments shall be made within 10 days after billings from Landlord, or within the time permitted for payment by the utility company where Tenant is directly billed. Tenant, at its expense, shall be responsible for providing janitorial services using a contractor approved by Landlord. Landlord shall give Tenant at least 24 hours prior notice if Landlord, its agents, employees or contractors intend to


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perform any work within five (5) feet of the electrical lines and telephone lines servicing the Building and Tenant may at its option observe such work.

     5.2 INTERRUPTION OF SERVICE. Landlord shall not be liable for any failure or interruption of utilities or services to the Premises except if such interruption of utilities or services is caused by Landlord's negligence provided however that Landlord shall not in any event be liable for consequential damages or lost profits. Landlord shall take reasonable steps to restore service as soon as practical subject to causes beyond Landlord's reasonable control.

Section 6.- INSURANCE; INDEMNITY.

     6.1 PUBLIC LIABILITY INSURANCE. Tenant shall continuously maintain at its expense comprehensive general liability insurance, with limits of not less than $2,000,000 per person, $2,000,000 per occurrence for injury to, illness of, or death of persons occurring in, upon or about the Premises or Project, and $100,000 per occurrence for property damage occurring in, upon or about the Project with fire legal liability endorsement with limits no less than $100,000. All such insurance shall insure the performance by Tenant of the indemnity agreement set forth in Section 6.5 hereof.

     6.2 FIRE INSURANCE OF TENANT. Tenant, at its expense, shall maintain in effect; (a) fire and extended coverage insurance on furnishings, leasehold improvements, fixtures, inventory and equipment located on the Premises, for the full replacement value, and (b) insurance on all plate glass on the Premises for its replacement cost. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the leasehold improvements, fixtures, equipment and plate glass so insured.

     6.3 INSURANCE POLICIES. All insurance policies shall name Landlord as additional insured and shall be with companies and with loss-payable clauses satisfactory to Landlord and with ratings no less than A+ by A.M. Best. Copies of all policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant prior to Tenant's occupancy of the Premises. All policies shall bear endorsements requiring 30 days written notice to Landlord prior to any change or cancellation.

     6.4 WAIVER OF SUBROGATION. Neither party shall be liable to the other for any loss or damage caused by water damage or any of the risks covered by a standard fire insurance policy with extended coverage endorsements or for any other risks which the other party has insurance coverage for, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

     6.5 INDEMNITY OF LANDLORD. Except to the extent caused by Landlord's negligence, Tenant hereby waives all claims against Landlord for damage to any property or injury, illness or death of any person in, upon, or about the Premises and/or Project arising at any time and from any cause whatsoever. Tenant shall indemnify and hold Landlord harmless and defend Landlord from any and all claims or liability for any damage to any property or injury, illness, or death of any person occurring in or on the Premises or occurring elsewhere in the Project to the extent such damage, injury, illness, or death shall be caused by the act or failure to act of Tenant, its agents, servants, employees, licensees or contractors.

     6.6 INDEMNITY. Landlord shall indemnify, hold harmless and defend Tenant from and against any and all claims, demands, damages, judgments, fines, penalties, losses, costs and expenses, including reasonable attorneys' fees incurred by Tenant as a result of the negligent or wilful acts or omissions of Landlord, its agents, contractors or employees.

Section 7. - REPAIRS, MAINTENANCE AND ALTERATIONS.

     7.1 CONDITION OF PREMISES. By entry hereunder upon delivery of possession of the Premises to Tenant with work to be performed by Landlord substantially complete, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Landlord shall maintain, replace and repair the structural parts of the Premises which shall include only the foundations, bearing and exterior walls (excluding glass but including exterior repainting), subflooring and roof (including replacement of the roof membrane), electrical, plumbing and sewerage systems lying outside the Premises, exterior doors (excluding glass) window frames, and gutters and downspouts. Landlord shall maintain a service contract for repairs and maintenance of the heating, ventilating and air conditioning system, said maintenance contract to conform to the requirements under the warranty, if any, on said system. Landlord shall bill Tenant for the cost of all such


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maintenance, repairs and replacements to the Premises and such heating, ventilating and air conditioning system service contract and Tenant shall pay such billings within ten (10) days after receipt. Any capital expenditure in excess of $10,000 shall be amortized over the useful life of the capital asset in question and Tenant shall pay the monthly amortization charge on account of such expenditures including interest thereon at the rate of nine percent (9%) per annum. Landlord shall take reasonable steps to minimize interference with Tenant's business in the performance of such work. Notwithstanding the foregoing during the original term, Landlord shall maintain the roof at Landlord's expense, except for damage caused by Tenant which damage shall be repaired by Landlord at Tenant's expense and Landlord shall make extraordinary repairs to the heating, ventilating and air conditioning system at Landlord's expense except for damage caused by Tenant, which damage shall be repaired by Landlord at Tenant's expense. Subject to the foregoing, Tenant shall, at Tenant's own expense, keep the Premises in good condition and repair, including without limitation, the maintenance, replacement and repair of any walls, floors, ceilings, interior doors, exterior and interior windows and fixtures, plumbing, electrical wiring and conduits, as well as damage caused by Tenant, its agents, employees, contractors or invitees (subject to Section 6.4). Tenant shall, at Tenant's expense, obtain janitorial services for the Premises. Tenant shall, upon the termination of this Lease, surrender the Premises to Landlord, in good condition except for ordinary wear and tear and for damage covered by Landlord's fire and extended coverage insurance. If Landlord has not commenced repair or maintenance required to be performed by Landlord hereunder within thirty (30) days after written notice thereof from Tenant, or if so commenced, is not diligently pursuing same to completion, and such failure materially impairs Tenant's ability to conduct its business in the Premises, then Tenant shall have the right, but not the obligation, to make such repairs and Landlord shall reimburse Tenant for the reasonable cost thereof plus an administrative fee of 15% within thirty (30) days after receipt of a bill therefor from Tenant. In the event of an emergency, Tenant may (but shall not be obligated to) perform such repairs which would otherwise be Landlord's obligation hereunder which may be reasonably necessary after having given Landlord such notice, if any, as may be practicable under the circumstances if such failure materially impairs Tenant's ability to conduct its business in the Premises.

     7.2 ALTERATIONS. Tenant shall not make any alterations or improvements to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. If Landlord gives its consent to such alterations, Landlord may post notices of nonresponsibility in accordance with Oregon law. Any alterations or improvements to the Premises (excluding trade fixtures installed by Tenant), shall become part of the Premises and belong to Landlord and shall be surrendered with the Premises without disturbance upon the termination of the Lease. In the event Landlord consents to the making of any alterations or improvement, the same shall be made at Tenant's sole expense. Notwithstanding anything to the contrary herein, Tenant, without Landlord's consent may make nonstructural alterations or improvements to the interior of the Premises if the aggregate costs thereof, for any calendar year do not exceed $25,000 and provided that Tenant shall upon expiration or termination of this Lease remove any alterations or improvements made without Landlord's consent and repair any damage caused by such removal.

     7.3 TRADE FIXTURES. Upon expiration or earlier termination of the Lease, Tenant shall remove all trade fixtures, movable furniture and equipment located on the Premises which belong to the Tenant, and repair at its expense any damage caused to the Premises by such removal. If Tenant fails to remove such property, this shall be an abandonment of the property and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within 20 days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in storage for Tenant's account. Tenant shall be liable to Landlord for the cost or reasonable value of removal, restoration, transportation to storage and storage, with interest on all such as expenses as provided in paragraph 13.3 below.

     7.4 COMPLIANCE WITH THE LAWS. Tenant should not use the Premises or permit anything to be done in or about the Premises which will conflict with any law or regulation.


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

     7.5 ENTRY AND INSPECTION. With at least 24 hours prior written or oral notice in a non-emergency and without notice in an emergency, Landlord or its agents may enter the Premises at any time to determine Tenant's compliance with this Lease, to make necessary repairs, or to show the Premises to prospective tenants or purchasers. Landlord shall take reasonable steps to minimize interference with Tenant's business because of such entry.

Section 8.- RECONSTRUCTION AND RESTORATION.

     8.1 MINOR DAMAGE. If during the term hereof the Premises are destroyed or damaged by fire or other perils and such damage is not "substantial," Landlord shall promptly repair such damage.

     8.2 SUBSTANTIAL DAMAGE. If during the term hereof the Premises are destroyed or damaged by fire or other perils exceeding twenty-five percent (25%) of its full construction-replacement cost, then Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within 60 days after the date of such damage provided that Landlord concurrently terminates the leases of all other similarly affected tenants in the Project. Otherwise, Landlord shall proceed to restore the Premises to a condition comparable to that existing prior to the damage. If Landlord fails to complete the restoration within one hundred eighty (180) days after the date of the damage for any reason except Force Majeure as defined in SECTION 16.16, Tenant may terminate this Lease by written notice to Landlord within ten (10) days after the expiration of such one hundred eighty (180) day period (but not in any event after Landlord completes the restoration).

     8.3 RESTORATION. Tenant shall cooperate with Landlord during the period of repair and vacate all or any part of the Premises to the extent necessary for the performance of the required work.

     8.4 ABATEMENT OF RENT. The minimum rent and additional rent shall be abated during the period and to the extent the Premises is not reasonably usable for Tenant's use. If the damage does not cause any material interference with Tenant's use, there shall be no rent abatement.

     8.5 REPAIR OF TENANT'S PROPERTY. Repair, replacement, or restoration of any fixtures, equipment and personal property owned by Tenant, and tenant improvements shall be the responsibility of Tenant.

Section 9.- ASSIGNMENT AND SUBLETTING.

     9.1 ASSIGNMENT AND SUBLETTING. Tenant shall not (voluntarily or by operation of law) assign; mortgage, pledge, hypothecate or encumber the Premises or Tenant's leasehold estate or sublet any portion of the Premises, or otherwise transfer any interest in the Premises without Landlord's prior written consent in each instance which shall not be unreasonably withheld. If Tenant requests consent to a proposed transfer, Tenant shall pay a review fee of $200 at the time of the request for application to Landlord's expenses in reviewing the request for consent to transfer. For a period of ten (10) days after a request for consent, Landlord shall have the right by written notice to Tenant, if Tenant has requested consent to an assignment of this Lease or a sublease of all of the Premises, to terminate this Lease as of a date specified in such notice. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease with the intended assignee or sublessee on such terms as Landlord and such person may agree, or enter into a new lease with any other person. If Landlord terminates this Lease and enters into a new lease covering all or part of the Premises, for all or part of the remainder of what would have been the current term of this Lease but for such termination, Tenant shall be entitled to receive, during the remainder of what would have been the current term of this Lease but for such termination, one-half of the amount, if any, by which the minimum rent and additional rent received on such reletting, after deduction of the amortized amount (amortized over the life of the new lease with interest at nine percent (9%)) of brokerage commissions, tenant improvement costs, attorneys' fees and any other costs of reletting, exceeds the minimum rent and additional rent which would otherwise have been payable pursuant to the terms of this Lease for such period. Landlord shall pay such amount to Tenant within thirty (30) days after receipt by Landlord. From and after the date of such termination of this Lease, Tenant shall have no further obligation to Landlord hereunder with respect to the Premises, except for matters occurring or obligations arising hereunder prior to the date of such termination and surrender of the Premises in accordance with the


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

terms of this Lease. Landlord's right to terminate is in addition to and not a limitation upon Landlord's right to reasonably withhold consent to a proposed assignment, subletting or other transfer. Notwithstanding the foregoing, Tenant shall be permitted to sublet up to twenty percent (20%) of the Premises in cumulative total without Landlord's consent. Tenant shall be permitted to assign this Lease or sublet all or part of the Premises to an entity controlling, controlled by or under common control with Tenant or in connection with a merger or consolidation or the sale of all or substantially all of the stock or assets of Tenant without Landlord's consent.

     9.2 LICENSE OF AUDITORIUM. Tenant shall be permitted to license the use of the auditorium in the Premises for a period not to exceed seven (7) consecutive days. Without implying consent to any other use, Tenant shall not use or permit the use of the auditorium for any of the uses set forth in EXHIBIT D hereto ("PROHIBITED USES") or for restaurant or training facility (except onsite training by Tenant incidental to its business) purposes or for educational purposes if the use of the Auditorium for educational purposes involves the use of the Auditorium by more than 100 occupants (except for purposes that are incidental to educating Tenant's employees or customers about Tenant's business), or for entertainment purposes if the use of the Auditorium for entertainment purposes involves entertainment solicited to the general public (provided that such restriction shall not restrict Tenant from using the Auditorium for incidental fundraising by local organizations). Tenant shall restrict parking in connection with such use to the Replacement Parking. Tenant shall restrict access to the auditorium in connection with such use to the area denoted on attached EXHIBIT A-1 ("AUDITORIUM ACCESS"). In any license of the auditorium pursuant to this Section 9.2, Tenant shall limit occupancy in the auditorium to 150 persons; provided, however, that Tenant shall be permitted to exceed such limit for not more than twelve corporate annual meetings per year; provided further that Tenant shall at all times comply with laws relating to occupancy. Such use shall be subject to all terms and conditions of this Lease.

Section 10. - CONDEMNATION.

     10.1 ENTIRE OR SUBSTANTIAL TAKING. If more than twenty-five percent (25%) of the Premises (notwithstanding restoration by Landlord as herein provided) shall be taken under the power of eminent domain, this Lease shall automatically terminate on the date the condemning authority takes possession provided that the leases of all other similarly affected tenants in the Project terminate concurrently..

     10.2 PARTIAL TAKING. In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the minimum rent payable hereunder shall be reduced, effective on the date the condemning authority takes possession, in the same proportion as the reduction in rentable floor area of the Premises. Landlord shall promptly, at its sole expense, restore the portion of the Premises not taken to as near its former condition as is reasonably possible, and this Lease shall continue in full force and effect.

     10.3 AWARDS. Any award for taking of all or any part of the Premises under the power or eminent domain shall be the property of the Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to or cost of removal of Tenant's trade fixtures and removable personal property, or for damages for cessation or interruption of Tenant's business.

     10.4 SALE UNDER THREAT OF CONDEMNATION. A sale by Landlord to any authority with power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain under this Section. Landlord need not incur expenses for restoration in excess of the amount of condemnation proceeds received by Landlord after payment of all reasonable costs, expenses and attorneys' fees paid or incurred by Landlord in connection with the condemnation.

Section 11. - SIGNS. Tenant shall not construct or install any signs visible from the exterior of the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant shall comply with Landlord's signage criteria for the Project as may be modified from time to time. Any sign on the Premises will be designed


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

and constructed in compliance with applicable sign codes. Tenant shall place no window covering on exterior windows without Landlord's prior written consent. Tenant shall, at its expense, have identification on a monument sign to be located within thirty (30) feet of the Building at a mutually approved location. The monument sign shall be for the exclusive use of Tenant. Tenant shall, at its expense, be permitted to place two identification signs on the Building up to sixty-four (64) square feet in size each.

Section 12. - OTHER OBLIGATIONS OF PARTIES.

     12.1 LIENS. Tenant shall pay as due all claims for work done on the Premises or for services rendered or materials furnished to the Premises at Tenant's request or on Tenant's behalf or on behalf of any person claiming under Tenant and shall keep the Premises free from any other liens created by Tenant. If Tenant fails to pay such claim or to discharge any lien, Landlord may do so and collect such amount as additional rent. Amounts paid by Landlord shall bear interest and be repaid by Tenant as provided in paragraph 13.3 below. Such payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant's default.

     12.2 HOLDING OVER. If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this Lease (except that the term will be month to month and the initial minimum monthly rent will be one hundred twenty-five percent (125%) of the minimum monthly rent then being paid by Tenant), or to eject Tenant from the Premises and recover damages caused by wrongful hold over.

     12.3 NON MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all and any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any and all such subtenancies.

     12.4 RIGHTS OF LANDLORD. Landlord shall have the right to change the name or designation of the Project without notice or liability to Tenant.

     12.5 PRIORITY OF LEASE. This Lease shall be subject and subordinated at all times to the lien of all mortgages and deeds of trust subsequently placed upon the Project all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination provided that the holder of such encumbrance shall execute an agreement in commercially reasonable form whereby such holder agrees that Tenant will be permitted to remain in undisturbed possession, use and enjoyment of the Premises so long as Tenant is not in default under the terms and conditions of this Lease after the giving of notice by Landlord and the expiration of the applicable grace or cure periods provided hereunder. If any party providing financing or funding to Landlord requires, as a condition to such financing or funding, that Tenant send such party written notice of any default by Landlord under this Lease, giving such party the right to cure such default until it has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, Tenant will execute and deliver any agreement required by such party in order to accomplish this purpose.

     12.6 LANDLORD'S LIABILITY; SALE. Following completion of Landlord's Work as provided for in Section 15 and EXHIBIT B, the liability of Landlord under this Lease will be limited to Landlord's interest in the Project, and any judgment against Landlord will be enforceable solely against Landlord's interest in the Project, including, without limitation, Landlord's interest in any casualty insurance proceeds or condemnation award relating thereto. In the event the original Landlord hereunder, or any successor owner of the Project, shall sell or convey the Project, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

     12.7 ESTOPPEL CERTIFICATE. Within 10 days after written request by either party, the other party shall deliver a written statement stating the date to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by the requesting party.

     12.8 RULES AND REGULATIONS. Tenant agrees to comply with any rules and regulations for the Project adopted and published by Landlord from time to time and to cause Tenant's agents, employees, contractors and invitees to abide by such rules and regulations provided


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

the same are applied in a non-discriminatory manner. Tenant agrees that Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupancy of the Project with such rules and regulations.

Section 13.- DEFAULTS; REMEDIES.

     13.1 DEFAULT. The following shall be events of default:

          (1) PAYMENT DEFAULT. Failure of Tenant to make any base or additional rent or other payment under this Lease within five (5) days after written notice that it is due.

          (2) UNAUTHORIZED TRANSFER. Any transfer by Tenant without Landlord's prior written consent as required under Section 9.

          (3) DEFAULT IN OTHER COVENANT. Failure of Tenant to comply with any other term or condition or fulfill any other obligation of this Lease within 20 days after written notice by Landlord specifying the nature of the default with reasonable particularity. No notice and no opportunity to cure shall be required if Landlord has previously given Tenant notice of failure to comply with such term or condition or fulfill such other obligation of this Lease during the preceding twelve (12) months of the term hereof.

          (4) INSOLVENCY DEFAULTS. Dissolution, termination of existence, insolvency on a balance sheet basis or business failure of Tenant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; the appointment of or the consent by Tenant to the appointment of a receiver, trustee or custodian of Tenant or of any of Tenant's property; an assignment for the benefit of creditors by Tenant; Tenant's failure generally to pay its debts as such debts become due; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; the making or suffering by Tenant of a preference within the meaning of federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant which is not discharged or bonded. During any period in which there is a Guarantor(s) of this Lease, each reference to "Tenants" in this paragraph shall be deemed to refer to "Guarantor or Tenant," separately.

     13.2 REMEDIES ON DEFAULT. Upon default, Landlord may exercise any one or more of the following remedies, or any other remedy available under applicable law:

          (1) RETAKE POSSESSION. To the extent permitted by law, Landlord may reenter and retake possession of the Premises, without notice, either by summary proceedings, force, any other applicable action or proceeding, or otherwise. Landlord may use the Premises for Landlord's own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Tenant's default. None of these actions will be deemed an acceptance of surrender by Tenant. To the extent permitted by law, Tenant expressly waives the service of any notice of intention to terminate this Lease or to retake the Premises, and waives service of any demand for payment of rent or for possession, and of any and every other notice or demand required or permitted under applicable law.

          (2) RELET THE PREMISES. Landlord at its option may relet the whole or any part of the Premises, from time to time, either in the name of Landlord or otherwise, to such tenants, for such terms ending before, on, or after the expiration date of the lease term, at such rentals and upon such other conditions (including concessions and free rent periods) as Landlord, in its sole discretion, may determine to be appropriate. Landlord shall have no obligation to relet the Premises or any part and shall not be liable for refusal or failure to relet the Premises, or in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting. No such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affecting such liability except as to Landlord's obligation under Oregon law to mitigate damages. Landlord at its option may make such physical changes to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. If there is other comparable unleased space in the Project, Landlord shall have no obligation to attempt to relet the Premises prior to leasing other space in the Project.


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

          (3) DAMAGES FOR DEFAULT. Whether or not Landlord retakes possession or relets the Premises, Landlord may recover all damages caused by the default (including but not limited to unpaid rent, attorneys' fees relating to the default, and costs of reletting). Landlord may sue periodically to recover damages as they accrue during the remainder of the lease term without barring a later action for further damages. Landlord may at any time bring an action for accrued damages plus damages for the remaining lease term equal to the difference between the rent specified in this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of nine percent (9%) per annum.


     13.3 CURE OF TENANT'S DEFAULT. Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant. The cost of performance, including attorneys' fees and all disbursements, shall immediately be repaid by Tenant upon demand, together with interest from the date of expenditure until fully paid at the rate of eighteen percent (18%) per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.

Section 14.- SECURITY DEPOSITS. Intentionally Deleted

Section 15. - LANDLORD'S AND TENANT'S WORK.

     15.1 BY LANDLORD. Landlord shall perform the work to be performed by Landlord pursuant to attached EXHIBIT B. Landlord warrants that as of the date of substantial completion of Landlord's Work all building mechanical systems are in good working order and the building is in conformity with current legal requirements regarding asbestos and other Hazardous Substances as defined in
Section 16.8.

     15.2 BY TENANT. Tenant shall perform all other work required to ready the Premises for Tenant's use and occupancy.

Section 16. - MISCELLANEOUS.

     16.1 WAIVERS. No waiver by Landlord of performance of any provision of this Lease shall be deemed to be a waiver of nor prejudice Landlord's right to otherwise require performance of the same provision or any other provision.

     16.2 RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

     16.3 NOTICES. All notices under this Lease shall be in writing effective when delivered in person, or if mailed, upon deposit in the United States Mail, certified and postage prepaid and addressed to the address of Tenant or Landlord shown below or at such other address as may be designated by either party by notice to the other.

     16.4 EXHIBITS AND RIDERS. The following exhibits and riders are attached to this Lease and made a part hereof:

     Exhibit A - 1       Premises
     Exhibit A-2         Project
     Exhibit B           Work Letter
          Schedule 1     Parking Area Report
          Schedule 2     Mechanical/HVAC Report
          Schedule 3     Roof Report
          Schedule 4     Exterior Plans
          Schedule 5     Schedule
     Exhibit C           Satellite Equipment
     Exhibit D           Prohibited Uses

     Rider               Option to Extend

     16.5 CONSTRUCTION. (a) This Lease shall be construed and governed by the laws of the State of Oregon; (b) the invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof; (c) this Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof; (d) this Lease may not be modified or amended except by written agreement signed and acknowledged by both parties; (e) if there be more


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

than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several; (f) time is of the essence of this Lease in each and every provision hereof; and (g) nothing contained herein shall create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein shall be deemed to create any relationship other than that of landlord and tenant.

     16.6 SUCCESSOR. Subject to any limitations on assignments herein, all of the provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     16.7 ATTORNEYS' FEES. In the event suit or action is instituted to interpret or enforce the terms of this Lease, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, on petition for review, or on appeal, in addition to all other sums provided by law.

     16.8 HAZARDOUS SUBSTANCES. Tenant shall not use, generate transport, treat, store, dispose of or otherwise handle Hazardous Substances on the Premises without the prior written consent of Landlord. Landlord may withhold such consent in its sole discretion or may condition such consent upon Tenant's agreement to comply with requirements designated by Landlord. The term "Hazardous Substances" shall mean any and all hazardous, toxic, infectious or radioactive substances, wastes or materials as defined or listed by any federal, state or local statute, regulation or ordinance pertaining to the protection of human health or the environment and shall specifically include petroleum oil and its fractions. Tenant agrees to indemnify, hold harmless and defend Landlord from any and all claims, demands, losses, liabilities, penalties, damages, costs and expenses, including without limitation, reasonable attorneys' fees and cost arising out of or in any way connected with Tenants' breach of this provision. Landlord agrees to indemnify, hold harmless and defend Tenant from any and all claims, demands, losses, liabilities, penalties, damages (excluding consequential damages or lost profits) cost and expenses arising out of or connected with the presence of pre-existing Hazardous Substances (except asbestos) located in, on, or under the Project as of the date hereof or the presence of any Hazardous Substances located in, on, or under the Project after the date hereof caused by Landlord or its agents.

     16.9 ASBESTOS-CONTAINING MATERIALS. Landlord has advised Tenant that asbestos-containing materials ("ACM") as defined by the Oregon Department of Environmental Quality ("DEQ") are present in the Premises. Landlord has provided to Tenant a copy of the environmental assessment prepared by Agra Earth & Environmental dated January _, 1997 (the "ENVIRONMENTAL ASSESSMENT"). Landlord shall, at its own expense prior to delivery of possession of the Premises to Tenant, remove all ACM identified in the Environmental Assessment and all ACM discovered during the work to be performed by Landlord pursuant to Section 15 and Exhibit B in compliance with all laws, requirements, orders, directives, rules and regulations of all federal, state and local government authorities with respect to ACM (collectively, the "ACM REGULATIONS"). Upon taking possession of the Premises following delivery of possession of the Premises to Tenant with work to be performed by Landlord substantially complete, Tenant shall not have any obligation to perform any survey, testing, notification or abatement work described below, provided that in the event that Tenant discovers any additional ACM in the Premises in connection with any alterations or repairs to the Premises by Tenant, Tenant shall be responsible, at its sole cost and expense, for performing all survey, testing, notification and abatement work that may be required under the ACM Regulations. Tenant's ACM testing and abatement work will be performed in compliance with the ACM Regulations. In such event, Tenant shall engage a qualified consultant to prepare an Asbestos Control Operation and Maintenance ("O&M") Program for the Premises. Tenant shall take all steps required to implement the O&M Program, including abatement of any ACM debris and monitoring of air quality within the Premises. If the ACM Regulations require the removal or containment of ACM in the Premises, Tenant shall notify Landlord in writing at least 30 days before taking any action to remove or contain such ACM. Tenant shall (i) promptly deliver to Landlord copies of all notices, sampling results, and removal or containment plans submitted to any government agency, (ii) employ at Tenant's expense a government certified person to remove or contain such ACM in compliance with the ACM Regulations, and (iii) deliver to Landlord copies of all certificates of compliance issued by government agencies upon completion of the removal or containment action. Tenant shall, at its expense, transport and


MURRAY SCHOLLS

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

dispose of all ACM removed from the Premises in compliance with the ACM Regulations. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands including attorney fees and costs that may arise in any manner from Tenant's failure to comply with the ACM Regulations or in connection with the testing for, or containment, removal, disposal or replacement of, any ACM in the Premises.

     16.10 BROKERS. Landlord shall pay the commissions owing to Gordon D. King of Cushman & Wakefield of Oregon, Inc. and Dave Squier of Grubb & Ellis pursuant to a separate agreement.

     16.11 NO OFFER. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until
(a) Tenant has duly executed and delivered duplicated originals to Landlord and
(b) Landlord has executed and delivered one of such originals to Tenant.

     16.12 LIEN WAIVER. Landlord hereby waives and releases any liens for minimum or additional rent which Landlord may have against Tenant's personal property, trade fixtures, or equipment whether the lien is statutory or contractual or arises out of operation of law or otherwise. Landlord agrees that it will execute any reasonable document requested by Tenant's lender to evidence this waiver and to allow such lender access to the Premises to realize on its security interest.

     16.13 ZONING. Landlord represents, warrants and covenants that the Premises are presently zoned so as to permit the use of the Premises for offices and that title to the Premises will not at the commencement of the term be subject to any covenant, agreement, reservation, lien, easement, restriction or encumbrance which would prohibit Tenant from using the Premises for the use permitted by
Section 4.1.

     16.14 CONSENT. Unless Landlord's consent or approval is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld, delayed or conditioned by Landlord in its sole and arbitrary discretion.

     16.15 QUIET ENJOYMENT. So long as Tenant complies with all terms of this Lease, Tenant shall be entitled to peaceable and undisturbed possession of the Premises free from interference by Landlord or those claiming through Landlord.

     16.16 FORCE MAJEURE. In the event that Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required hereunder (except for the payment of Rent or any other payment required by a party under this Lease) by acts of God, floods, fire, riots or other similar events beyond the control of either party, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     16.17 AUTHORITY. Each party hereby warrants to the other that the execution of this Lease by such party and the performance of all of the obligations to be performed by such party hereunder have been duly authorized by all necessary corporate or limited liability company action. Each party further warrants to the other that each individual signing this Lease on behalf of such party has been fully authorized and empowered to do so by each party.

     16.18 PROHIBITED USES. No portion of the Project shall be used for any of the Prohibited Uses described on EXHIBIT D.

     16.19 ADDRESS OF PREMISES. Landlord and Tenant will mutually agree on the name and address for the Premises.





                             NO FURTHER TEXT ON THIS PAGE

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

WHEREFORE, the parties have executed this Lease this 2 day of SEPT, 1998.


LANDLORD:                                    TENANT:

Murray Scholls, LLC                          Metro One Telecommunications, Inc.

By:  Gramor Development Northwest, Inc.,     By:  /s/ Timothy A. Timmons
     Manager                                     -------------------------------
                                                  Timothy A. Timmons

     By:  /s/ Barry A. Cain                  Title: President and Chief
         --------------------------------           Executive Officer
          Barry A. Cain, Vice President


LANDLORD ADDRESS:                            TENANT ADDRESS:
9895 SE Sunnyside Rd., Suite P               8405 SW Nimbus Avenue
Clackamas, OR 97015                          Beaverton, OR 97008
(503) 245-1976

and a copy to:
Thomas R. Page
Stoel Rives LLP
900 SW Fifth Avenue, Suite 2300
Portland, OR 97204





MURRAY SCHOLLS

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

STATE OF OREGON
                              ss.
County of  Washington
          ------------

     This instrument was acknowledged before me on September 2, 1998, by Timothy
A. Timmins, President and Chief Executive Officer of METRO ONE COMMUNICATIONS, INC., an Oregon corporation.


            OFFICIAL SEAL                  /s/ Susan de Guzman
           SUSAN DE GUZMAN                 -------------------------------------
         NOTARY PUBLIC-OREGON              Notary Public for Oregon
         COMMISSION NO.059309              My commission expires: Nov. 12, 2000
MY COMMISSION EXPIRES NOV 12, 2000


STATE OF OREGON
                              ss.
County of Washington


     This instrument was acknowledged before me on September 2, 1998, by Barry
A. Cain, Vice President of GRAMOR DEVELOPMENT NORTHWEST, INC., as Manager of MURRAY SCHOLLS, LLC, an Oregon limited liability company.


            OFFICIAL SEAL                  /s/ Susan de Guzman
           SUSAN DE GUZMAN                 -------------------------------------
         NOTARY PUBLIC-OREGON              Notary Public for Oregon
         COMMISSION NO.059309              My commission expires: Nov 12, 2000
MY COMMISSION EXPIRES NOV 12, 2000




MURRAY SCHOLLS

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

                                    EXHIBIT "A-1"
                                       PREMISES



                                     [BLUEPRINT]

                                    EXHIBIT "A-2"

                                       PROJECT

A parcel of land situated in the Southeast One-quarter of Section 32, Township 1 South, Range 1 West of the Willamette Meridian, City of Beaverton, Washington County, Oregon, said parcel being more particularly described as follows:

Commencing at the one-quarter corner common to Section 32 and Section 33, said corner being marked by a Washington County Surveyor's Brass Cap in a monument box and being on the centerline of Southwest Murray Boulevard (C.R. No. 2018); thence southerly along the section line common to Section 32 and
Section 33, said section line being the centerline of Southwest Murray Boulevard, South 00 DEG. 13'10" East, a distance of 639.75 feet to a point; thence leaving said section line, South 89 DEG. 46'50" West, a distance of
50.00 feet to a point on the west right-of-way line of Southwest Murray Boulevard, said point being the TRUE POINT OF BEGINNING; thence southerly along said west right-of-way line, South 00 DEG. 13'10" East, a distance of
105.50 feet to a point on a nontangent curve to which a radial line bears South 62 DEG. 57'12" East; Thence southwesterly on the arc of a 45.00 foot radius curve, concave northwesterly, through a central angel of 25 DEG. 07'16", an arc distance of 19.73 feet (the long chord bears South 39 DEG. 36'26" West, a distance of 19.57 feet) to a point of tangency, said point being on the north right-of-way line of Southwest Old Scholls Ferry Road (C.R. No. 2156), said north right-of-way line being 45.00 feet (as measured by right angles) north of the Southwest Old Scholls Ferry Road centerline; thence southwesterly along said north right-of-way line, South 52 DEG. 10'04" West, a distance of 1240.93 feet to a point on the northeasterly line a 20.00 foot wide easement granted to Southern Pacific Pipe Lines, Inc. as recorded in Book 457, Page 550, Washington County Deed Records; thence northwesterly along said northeasterly line, North 32 DEG. 32'20" West, a distance of
264.97 feet to a point; thence leaving said northeasterly line, North 52 DEG. 11'36" East, a distance of 197.36 feet to a point; thence North 37 DEG. 48'24" West, a distance of 35.32 feet to a point; thence North 52 DEG. 11'36" East, a distance of 184.22 feet to a point; thence North 37 DEG. 48'24" West, a distance of 646.69 feet to a point on the east line of Lot 56, Plat of Murrayhill as recorded in Book 64, Page 5, Washington County Deed Records; thence northerly along said east line, North 08 DEG. 36'47" East, a distance of 100.54 feet to the Northeast corner of said Lot 56; thence easterly along the south line of Tract 'D', Plat of Murrayhill, North 81 DEG. 57'05" East, a distance of 579.18 feet to the South corner common to Tract 'D' and Lot 55, Plat of Murrayhill, said corner being marked by a 5/8 inch iron rod with a yellow plastic cap inscribed "Otak, Inc."; thence easterly along the south line of said Lot 55, South 87 DEG. 15'17" East, a distance of 77.42 feet to a point, said point being marked by a 5/8 inch iron rod with a yellow plastic cap inscribed "Otak, Inc."; thence South 76 DEG. 05'49" East, a distance of
211.51 feet to a point, said point being marked by a 5/8 inch iron rod with a yellow plastic cap inscribed "Otak, Inc."; thence South 54 DEG. 45'37" East, a distance of 99.20 feet to a point, said point being marked by a 5/8 inch iron rod with a yellow plastic cap inscribed "Otak, Inc."; thence South
43 DEG. 49'56" East, a distance of 34.35 feet to a point, said point being marked by a 5/8 inch iron rod with a yellow plastic cap inscribed "Otak, Inc."; thence South 60 DEG. 05'25" East, a distance of 317.61 feet to the TRUE POINT OF BEGINNING.

Containing an area of 17.8 acres more or less.

The Basis of Bearings for this description is the Plat of Murrayhill and;

Lot 55, Murrayhill, in the City of Beaverton, County of Washington and State of Oregon.

SAVE AND EXCEPTING THEREFROM that portion described in Dedication Deed recorded September 16, 1988 as Fee No. 88-41537.

                                     EXHIBIT "B"
                                     WORK LETTER


     This WORK LETTER is dated Sept. 2, 1998, between Murray Scholls LLC, an Oregon limited liability company ("LANDLORD") and Metro One Telecommunications, Inc. ("TENANT").

                                       RECITALS


     This WORK LETTER is attached to and forms a part of the certain commercial lease dated Sept. 2, 1998 (the "LEASE"), pursuant to which Landlord has leased to Tenant space in the building shown crosshatched on the site plan attached as EXHIBIT A-1 to the Lease.

     Landlord desires to make improvements to the Premises, and Tenant desires to have Landlord make them, upon the terms and conditions contained in this WORK LETTER.

     1. DEFINITIONS. In this WORK LETTER, some defined terms are used. They are:

          (a) Tenant's representative: (to be identified prior to commencement of the Improvements)

          (b) Landlord's representative: (to be identified prior to commencement of the Improvements)

          (c) Tenant allowance: $25 per rentable square foot, which equals $889,375 and is to be applied by Landlord to the cost of the improvements. Tenant is not entitled to a cash allowance in any circumstance.

          (d) Final space plan: a final drawing of the Premises showing all tenant improvements.

          (e) Final space plan submission date: Ten (10) days after the date hereof.

          (f) Working drawings: construction documents detailing the improvements and conforming to codes, complete in form and content and containing sufficient information and detail to allow for competitive bidding by contractors selected by Landlord.

          (g) Improvements:

               (1) The development of working drawings, including supporting engineering studies (that is, structural design or analysis, lighting or acoustical evaluations, or others as determined by Landlord's architect).

               (2) All construction work necessary to construct Tenant improvements in accordance with the Working Drawings.

The improvements will NOT include personal property items, such as decorator items or services, art work, plants, furniture, equipment, or other fixtures not permanently affixed to the Premises, exterior work and work to repair the roof or HVAC system, ACM removal, parking lot work and work on any other portions of the Project.

          (h) Cost of the improvements: the cost includes, but is not limited to, the following:

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               (1) All architectural and engineering fees and expenses to prepare the Working Drawings.

               (2) The price of the construction contract for construction of the work specified in the Working Drawings.

               (3) All building permit fees necessary to construct the work specified in the Working Drawings.

               (4) A construction management fee to Landlord, pursuant to paragraph 4b(4). No other management fee to Landlord or its affiliates of any kind or nature will be included as part of the cost of improvements.

          (i) Change order: any change, modification, or addition to the final space plan or working drawings after Tenant has approved the same.

          (j) Base building: Base building defines the existing conditions to which improvements are added.

     2. REPRESENTATIVES. Landlord appoints Landlord's representative to act for Landlord in all matters associated with this WORK LETTER. Tenant appoint Tenant's representative to act for Tenant in all matters associated with this WORK LETTER. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this WORK LETTER will be made to Landlord's representative or Tenant's representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any employee or agent of Landlord, including without limitation Landlord's architect, engineers, and contractors, or any of their agents or employees, with regard to matters associated with this WORK LETTER. Either party may change its representative under this WORK LETTER at any time by providing 3 days' prior written notice to the other party.

     3. PROJECT DESIGN AND CONSTRUCTION. All work will be performed by designers and contractors selected and engaged by Landlord and as reasonably approved by Tenant.

     4. COST RESPONSIBILITIES.

          (a) Landlord: Landlord will pay up to the amount of the Tenant allowance for the cost of the improvements.

          (b) Tenant: Tenant will pay for:

               (1) Tenant-initiated changes to the final space plan or working drawings after Tenant's approval which cause the cost of the improvements to exceed the Tenant allowance.

               (2) Tenant-initiated change orders, modifications, or additions to the improvements after Tenant's approval of the working drawings which cause the cost of the improvements to exceed the Tenant allowance.

               (3) All costs in excess of the Tenant allowance that are not included in (1) or (2) (but excluding non-Tenant-initiated change orders).

               (4) The cost of the Landlord's overhead for coordination and administration at a rate of four percent (4%) of the total cost to the Landlord of (1), (2), and (3).

     5. LANDLORD'S APPROVAL. Landlord, in its sole discretion, may withhold its approval of any final space plan, working drawings, or change order that:


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

          (a) Exceeds or adversely affects the structural integrity of the building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the building;

          (b) Is not approved by the holder of any mortgage or deed of trust encumbering the building at the time the work is proposed;

          (c) Would not be approved by a prudent owner of property similar to the building;

          (d) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the building;

          (e) Landlord reasonably believes will reduce the market value of the Premises or the building at the end of the term; or

          (f) Does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises.

     If Landlord fails to approve the space plan or the Working drawings for any of the reasons set forth in (b), (c), (d) or (e), Tenant may terminate this Lease by written notice to Landlord given within ten (10) days after notice of such disapproval.

     6.   SCHEDULE OF IMPROVEMENT ACTIVITIES.

          (a) On or before the final space plan submission date, Tenant will submit to Landlord final space plan.

          (b) Upon receipt of the final space plan, Landlord's architect will consult with Tenant and prepare working drawings within thirty (30) days after receipt of the final space plans. Landlord's architect will forward the working drawings to Tenant. Tenant will give Landlord written notice whether or not Tenant approves the working drawings within five (5) business days after its receipt.

          (c) Following approval of the working drawings, Landlord will obtain bids for the improvements from at least three (3) general contractors and submit the bids to Tenant. If the cost of the improvements based on the lowest responsive bid is less than or equal to the Tenant allowance, Tenant will be deemed to have approved the cost of the improvements without further action and Landlord will accept such bid. If the cost of the improvements based on the lowest responsive bid is more than the Tenant allowance, Tenant shall have five (5) business days to approve the bid or to modify the working drawings to reduce the cost. If Tenant modifies the working drawings to reduce the cost, Landlord will obtain new bids or negotiated prices for the improvement. Landlord shall submit the new bids or negotiated prices to Tenant. If the new bids or negotiated prices still exceed the Tenant allowance, Tenant shall have the right, within five business days, to repeat the modification process described above until the cost of the improvements based on the lowest bid is less than or equal to the Tenant allowance, provided, however, that (i) if any such repeat of the modification process causes a delay in the commencement of Landlord's construction of the improvements, then (a) the outside date of May 1, 1999 by which Landlord must deliver possession of the Premises to Tenant pursuant to Section 2 of the Lease, and (b) the date of May 31, 1999 after which Tenant has the right to terminate the Lease for the failure of landlord to deliver possession pursuant to Section 2 of the Lease, will each be extended by one day for each day during the repeating of such modification process until Tenant accepts a bid and (ii) if after a period of 30 days from the date Landlord first submitted bids to Tenant, the lowest responsive bid or negotiated price still exceeds the Tenant allowance, then Tenant shall be deemed to have approved the lowest responsive bid or negotiated price without further action and Landlord will accept such bid or negotiated price without further action and Landlord will accept such bid or negotiated price. Following such approval, the cost of the improvements shall be fixed,


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subject to approved change orders under PARAGRAPH 8, and Tenant shall be obligated to pay the amount by which the cost of the improvements exceeds the allowance. Except for approved change orders under PARAGRAPH 8, all risk of construction cost overruns or costs of unknown conditions shall be borne by Landlord.

          (d) Following approval of the working drawings, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, Landlord will begin construction of the improvements.

     7. PAYMENT BY TENANT. Tenant shall deposit in a mutually acceptable escrow one-half of the amount by which the cost of the improvements exceeds the allowance within ten (10) days after Landlord notifies Tenant that Landlord has acquired the Property and is prepared to commence construction. The remaining one half of the amount by which the cost of the improvements exceeds the allowance will be billed periodically, as the work proceeds, and Tenant agrees to deposit the amount billed on each such invoice in the escrow within fifteen
(15) business days following its delivery. Unless the Lease is terminated as provided for in paragraph 2 of the Lease, all amounts deposited shall be released to Landlord upon the date of delivery of the Premises to Tenant, the Improvements, substantially complete.

     8. CHANGE ORDERS. Tenant may authorize changes to the improvements during construction only by written instructions to Landlord's representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with PARAGRAPH 5. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total amount by which the cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees, completion schedule changes, and the cost of Landlord's overhead will cause the cost of the improvements to exceed the allowance. If Tenant fails to approve such change order within five (5) business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Tenant shall deposit in a mutually acceptable escrow one-half of the total amount by which the cost of such change will cause the cost of the improvements to exceed the allowance upon Tenant's approval of such change order. Upon Landlord's receipt of Tenant's approval and such payment, Landlord will proceed with the change. The remaining one-half of the total amount by which the cost of such change will cause the cost of the improvements to exceed the allowance will be billed periodically as the work proceeds, and Tenant agrees to deposit the amount billed in each such invoice in the escrow within fifteen (15) business days following its delivery. Unless the Lease is terminated as provided for in paragraph 2 of the Lease, all amounts deposited shall be released to Landlord upon the date of delivery of the Premises to Tenant, the Improvements, substantially complete.

     9. COMPLETION AND COMMENCEMENT DATE. Tenant's obligation for payment of rent pursuant to the Lease will commence on the commencement date; however, the commencement date may be delayed on a day-to-day basis for each day the substantial completion of the improvements are delayed by any cause other than Tenant. The commencement date will not be delayed by a delay of substantial completion due to Tenant, provided that if substantial completion of the improvements are delayed beyond March 1, 1998 due to Tenant, the commencement date will be the date substantial completion would have occurred but for Tenant delay. The following are some examples of delays that will not affect the commencement date:

          (a) Late submissions of preliminary space plan;

          (b) Change orders requested by Tenant;

          (c) Delays in obtaining construction materials requested by Tenant;


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          (d) Tenant's failure to approve timely any item requiring Tenant's approval; and

          (e) Delays by Tenant according to PARAGRAPH 6.

Landlord shall notify Tenant as soon as practical of any delay of substantial completion due to Tenant. In the event that substantial completion of the improvements is delayed by any cause other than Tenant, the commencement date will be the date of substantial completion of the improvements, subject only to the completion of Landlord's punchlist items (that is, those items which do not materially interfere with Tenant's use and enjoyment of the Premises) and the expiration date will be the day preceding the tenth anniversary of the commencement date.

     10.  CONDITION OF THE PREMISES.

          (a) Within five (5) business days after the commencement date, Landlord and Tenant will conduct a joint walk-through inspection of the Premises and will jointly prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list and latent defects (as defined below), by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has installed the improvements as required by this WORK LETTER and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and this WORK LETTER. If Tenant fails to submit a punch-list to Landlord prior to the commencement date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within 30 days after the walk-through inspection or as soon as practicable after such walk-through.

          (b) A "latent defect" is a defect in the condition of the Premises, caused by Landlord's failure to construct the improvements in a good and workmanlike manner and in accordance with the working drawings, which would not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a latent defect within one year following the commencement date, then Landlord, at its expense, will repair the latent defect as soon as practicable. Except as set forth in this paragraph 10, Landlord will have no obligation or liability to Tenant for latent defects.

     11. ADDITIONAL IMPROVEMENTS. Landlord shall, at Landlord's expense, perform the following:

          (a) Relandscaping: Landlord shall modify the landscaping on the site in accordance with City of Beaverton Development Code Requirements.

          (b) Parking Areas: Landlord shall construct all parking areas as shown on the final site plan. Landlord shall recondition parking areas as recommended by Carlson Testing and Associates in the report dated June 14, 1998, a copy of which is attached as SCHEDULE 1.

          (c) Mechanical / HVAC System: Landlord shall perform the improvement to the mechanical/HVAC System as recommended by Air Rite Control, Inc. in the report dated June 18, 1998, a copy of which is attached as SCHEDULE 2.


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          (d) Roof. Landlord shall perform the improvements to the roof as recommended by Carlson Testing and Associates in the report dated June 3, 1998, a copy of which is attached as SCHEDULE 3.

          (e) Exterior Remodel:

               (1) Landlord shall remodel the exterior consistent with design review approval and Tenant's approved plans for the interior remodel.

               (2) Landlord shall design Landlord's exterior remodel to coordinate with Tenant's approved design for the interior of the Premises.

               (3) Landlord shall design the exterior remodel to accommodate Tenant's identification sign on the Building.

               (4) Landlord's design for the exterior remodel shall be substantially in conformance with the plans attached as SCHEDULE 4.

               (5) Landlord and Tenant shall use best efforts to submit for design review concurrently.

               (6) Landlord estimates that Landlord will commence the exterior remodel on or about December 1, 1998.

               (7) Tenant hereby acknowledges that Landlord does not anticipate commencing the relandscaping or parking area work prior to April 1, 1999. Tenant also acknowledges that Landlord intends to construct additional buildings and other improvements in the Project. The building height of any commercial buildings constructed on the land between the Premises and SW Scholls Ferry Road and SW Murray Blvd. and of any townhouses constructed on the land between the Premises and SW Murray Blvd. will not exceed thirty (30) feet. Landlord shall have the right to alter the site plan (including buildings and parking) and its intended uses of the site in its sole discretion; provided, however, that Landlord shall not alter the portion of the Site Plan identified as the "No Change Area" except for minor changes in curbs, landscaping, etc. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's use or occupancy occasioned by the foregoing provided, however, that Landlord shall take reasonable steps to minimize such interference.

     12. ANTICIPATED SCHEDULE. Landlord's estimated Schedule for design and construction of the Project is attached as SCHEDULE 5.


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

                                     EXHIBIT "B"

                                      SCHEDULE 1
                                 PARKING AREA REPORT

PARKING AREA REPORT
As per report from Carlson Testing, Inc. dated June 14, 1998 the pavement inspection of the replacement parking area included three core samples revealing an average asphalt thickness of 3.75 inches and an average base course thickness of 8.25 inches. Landlord will provide leveling and an overlay as recommended in the report. The improvements will take place after land use and site development permit approvals by the City of Beaverton.





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                                     EXHIBIT "B"

                                      SCHEDULE 2
                               MECHANICAL / HVAC REPORT

MECHANICAL / HVAC REPORT
Air Rite Control, Inc. has maintained the HVAC system for many years. Based on Air Rite's assessment of the system (letter dated June 18, 1998) a chiller unit has one compressor in need of replacement. Landlord will replace the compressor unit as recommended.





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                                     EXHIBIT "B"

                                      SCHEDULE 3
                                     ROOF REPORT

ROOF REPORT
As per inspection report form Carlson Testing dated June 3, 1998, the existing office was examined. The roof inspection for the existing office indicates the sloped roof areas with heavy cedar shakes are in immediate need of attention. The office roof appears in sound condition according to the report. Landlord will replace the cedar shake shingles and complete improvements to provide a 10-year guarantee on the roof performance.






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                                     EXHIBIT "B"

                                      SCHEDULE 4
                                    EXTERIOR PLANS
                                     PAGE 1 OF 2


                                     [BLUEPRINT]

                                     EXHIBIT "B"

                                      SCHEDULE 4
                                    EXTERIOR PLANS
                                     PAGE 2 OF 2


                                     [BLUEPRINT]

                                     EXHIBIT "B"

                                      SCHEDULE 5
                                       SCHEDULE


                                       [CHART]

                                      EXHIBIT C

                                 SATELLITE EQUIPMENT


          Any placement of Equipment (as defined in Section 4.1) in the Project shall comply with the provisions of this EXHIBIT C.

          (a) Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment. The plans and specifications for all the Equipment shall be approved by Landlord in writing prior to any installation. Tenant shall be responsible for any damage to the roof or conduit systems as a result of Tenant's installation, maintenance and/or removal of the Equipment.

          (b) The location of the Equipment shall be subject to Landlord's prior written approval. Tenant shall not change the location of, or alter or install additional Equipment or paint the satellite dish or the other Equipment without Landlord's prior written consent.

          (c) Tenant, at Tenant's sole expense, shall comply with all laws, rules, ordinances, regulations, statutes, codes and governmental regulations ("LAWS") regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

          (d) Tenant shall be responsible for and promptly shall pay when due all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

          (e) Landlord may require Tenant to relocate the Equipment during the term of the Lease to a location approved by Tenant, which approval shall not be unreasonably withheld or delayed.

          (f) Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants, including without limitation, telephones, dictation equipment, lighting, heating and air conditioning, computers, electrical systems, and elevators. If operation of the Equipment causes such interference, Tenant immediately shall suspend operation of the Equipment until such interference is eliminated.

          (g) Tenant shall maintain The Equipment in good condition and repair, at Tenant's cost and expense. Landlord may from time to time require that Tenant repaint the satellite dish at Tenant's expense to keep the same in an attractive condition.

          (h) Tenant shall indemnify, defend, protect and hold harmless Landlord pursuant to the Lease from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under the Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

          (i) Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment; (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption or any other cause. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as is" condition. Tenant acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.



                                                         EXHIBIT C - page 1 of 2

          (j) Tenant shall use the Equipment solely for operations within the Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the Project or any other person or entity.

          (k) Tenant shall, at Tenant's sole expense, remove the satellite dish(es) and such other portions of the Equipment as Landlord may designate, and restore the affected areas to their condition prior to installation of the Equipment (i) immediately upon request of Landlord, if Tenant fails to perform any of its obligations under this EXHIBIT C; (ii) immediately if such removal is required by any governmental agency having jurisdiction over the Equipment, and
(iii) in any event, no later than thirty (30) days after expiration or earlier termination of the Lease. If Tenant fails to remove the Equipment when and as required under this EXHIBIT C, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in the Lease.

          (l) The covenants, obligations and indemnities of Tenant under this EXHIBIT C shall survive expiration or earlier termination of the Lease for any reason.




                                                         EXHIBIT C - page 2 of 2
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

                                      EXHIBIT D

                                   PROHIBITED USES


     1. Any operation primarily used as a warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation;

     2.   any "second hand" store or "surplus" store over 2,500 square feet;

     3. any mobile home park, trailer court, labor camp, junkyard, or stockyard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction or maintenance).

     4.   any drilling for or removal of hydrocarbon or mineral substances;

     5. any bar, tavern restaurant or other establishment whose reasonably Projected annual gross revenues from the sale of alcoholic beverages for on-premises consumption exceeds eighty percent (80%) of the gross revenues of such business.

     6.   any flea market;

     7.   any church or other place of public assembly;

     8. the establishment or maintenance of a massage parlor, bingo parlor, gambling operation (except video poker incidental to a restaurant), adult theater, adult bookstore, sex shop, peep show, or bawdy house or brothel;

     9. any dumping, disposing, incineration or reduction of garbage (exclusive of trash receptacles located in trash enclosures);

     10. any automobile, truck, trailer or recreational vehicle sales, leasing, display or repair;

     11.  any bowling alley;

     12.  any skating rink;

     13. any animal raising facilities (except that this prohibition shall not prohibit veterinary hospitals or pet shops; and

     14.  any mortuary.


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

                               RIDER: OPTION TO EXTEND

TERMS OF OPTION: Tenant shall have an option to extend the term of this Lease for one (1) additional term of five (5) years so long as Tenant is not in default hereunder at the time it exercises such option or at the time the extended term begins. The other terms and conditions of this Lease will remain the same except the minimum monthly rent shall be as provided below and Tenant shall have no further option to extend. Tenant shall exercise the five (5) year option by delivering written notice to Landlord not more than 220 days nor less than 180 days prior to the end of the preceding Lease term.

     The minimum monthly rent, as specified in Section 3.1 hereof, for such extended term shall be a sum agreed upon by Landlord and Tenant as the then current fair market rental rate. In the event the parties are unable to agree on such fair market rent at least 90 days prior to commencement of the extended term, the fair market rent shall be determined by appraisal in the following manner:

          (i) If appraisal is required, each party shall select an appraiser at least 75 days prior to commencement of the extended term. Each of the appraisers shall be instructed to deliver its approval at least 45 days prior to commencement of the extended term. If either appraiser fails to deliver its appraisal by such date, such delinquent appraisal shall be disregarded and the minimum monthly rent shall be the amount stated in the timely appraisal. The fair market rent shall be the average of two appraisals. Each party shall bear the cost of its own appraiser.

          (ii) If either appraisal exceeds the other by more than ten percent (10%), a third appraiser shall be selected by mutual agreement of the Landlord and Tenant or, in the absence of agreement within ten (10) days, by the presiding Judge of the Washington County Circuit Court. The third appraiser shall be requested to complete its appraisal as soon as possible.

          (iii) If a third appraiser is required, the rent shall be the average of the two appraisals which are closest in amount to each other. The cost of the third appraisal shall be shared equally between Landlord and Tenant.

          (iv) If notice of exercise is given by the date set herein above, the fact that the monthly rental has not been finally determined by the date the extended term begins shall not interfere with or limit Tenants right hereunder to extend, however; such new monthly rental shall be effective as of the first day of the extended term.

     In no event shall the rent in any year of the extended term be less than the rent due during the last year of the original term.

LANDLORD:                                    TENANT:

Murray Scholls, LLC                          Metro One Telecommunications, Inc.

By:  Gramor Development Northwest, Inc.,
     Manager                                 By:  /s/ Timothy A. Timmins
                                                  ------------------------------
                                                  Timothy A. Timmins
By:  /s/ Barry A. Cain                            President and Chief
     -----------------------------------                  Executive Officer
     Barry A. Cain, Vice President



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